================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             WEBTV NETWORKS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                  MEMORANDUM

TO:       WebTV Networks, Inc. Shareholders

FROM:     WebTV Networks, Inc.

DATE:     July 17, 1997

SUBJECT:  Modified Recapitalization Documents
_______________________________________________________________________

     This memorandum and the enclosed documents are being provided in connection with the special meeting of shareholders of WebTV Networks, Inc. ("WNI") to be held on July 30, 1997 (the "Special Meeting"), where the shareholders of WNI will be asked to consider and vote upon the matters described in the Proxy Statement/Prospectus (the "Proxy Statement") dated June 24, 1997 previously provided to you. The enclosed documents modify documents included in the Proxy Statement, and we want each shareholder to have copies of the documents in advance of the Special Meeting. The Company believes that these modifications do not adversely alter the rights of WNI shareholders following the Recapitalization, if it is approved.

     The two modified documents include (i) an amendment (the "Amendment") to the Agreement and Plan of Recapitalization included as Appendix A to the Proxy Statement, and (ii) a revised form of Amended and Restated Articles of Incorporation of WNI (the "Articles"), modifying and superseding the proposed Amended and Restated Articles of Incorporation included as Appendix E to the Proxy Statement. If the Recapitalization is approved at the Special Meeting, both the Amendment and the Articles will be deemed approved.

     Both of the enclosed documents concern, but do not adversely alter, the exchange rights that apply to Exchangeable Shares held by WNI shareholders following the Recapitalization, if it is approved. As modified by the Amendment, the exchange rights are in the Agreement and Plan of Recapitalization rather than in the Articles of Incorporation as originally proposed, to comply with requirements of the California Secretary of State for filing the Articles of Incorporation.

     Additionally, to comply with further California Secretary of State filing requirements regarding the Articles of Incorporation, the class call right of Microsoft commencing five years and six months following the Effective Date set forth in the proposed Articles has been modified to provide that WNI, not Microsoft, is the holder of such class call right. Because Microsoft will control 80% of the voting power of WNI following the Recapitalization if the Recapitalization is approved and consummated, Microsoft will possess the power to cause the class call right to be exercised by WNI. WNI shareholders will continue to be bound by such class call right. Finally, the modified Articles now provide that WNI may satisfy the class call right by paying either in Microsoft Common Shares or cash in an equivalent value to the Microsoft Common Shares, rather than solely in Microsoft Common Shares as previously provided.

     If you have any questions regarding these modifications, please do not hesitate to call Rocky Pimentel at (415) 326-3240 at any time prior to the Special Meeting. Whether or not you expect to attend the Special Meeting in person, please complete, date and sign the proxy provided with the Proxy Statement and return it without delay. If you attend the Special Meeting, you may then withdraw your proxy and vote in person. You may revoke a completed proxy at any time prior to the Special Meeting by following the instructions on page 24 of the Proxy Statement under "Voting of Proxies." We encourage each shareholder to attend the Special Meeting to be held at the principal executive offices of WNI, 305 Lytton Avenue, Palo Alto, California, on July 30, 1997 at 2 p.m. local time.

                                   FORM OF
                                FIRST AMENDMENT
                                      TO
                    AGREEMENT AND PLAN OF RECAPITALIZATION


     This First Amendment (the "Amendment") dated as of July 16, 1997 to the Agreement and Plan of Recapitalization (the "Agreement") dated as of April 5, 1997 among Microsoft Corporation, a Washington corporation ("Microsoft"), WebTV Networks, Inc., a California corporation (the "Company"), and certain shareholders of the Company (the "Principal Shareholders"), is entered into by and among Microsoft, the Company and the Principal Shareholders. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                   RECITALS
                                   --------

     WHEREAS, Microsoft, the Company and the Principal Shareholders have heretofore entered into the Agreement providing for the reorganization of the capital of the Company,

     WHEREAS, the Agreement contemplates that each of the Company Common Shares, other than vested Company Common Shares of holders who elect to receive cash pursuant to Section 1.3.2 of the Agreement, shall, at the Effective Time, be converted into a number of Company Class A Common Shares having certain exchange rights as described in Section 4 of the Form of Recapitalization Documents attached as Exhibit 1.1 to the Agreement (the "Exchange Rights"),

     WHEREAS, such Exchange Rights may not, under California law, be provided for in the Certificate of Amended and Restated Articles of Incorporation of the Company, and

     WHEREAS, Microsoft, the Company and the Principal Shareholders wish to provide for the Exchange Rights by contract for the express benefit of certain shareholders of the Company as intended third party beneficiaries of such Exchange Rights, and to make certain other changes to the Agreement as set forth herein,

     NOW THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements contained in the Agreement and herein, and in order to effectuate the intentions of the parties in the Agreement, the parties agree as follows:

     1.   Status of the Agreement.  Except as specifically set forth herein, the
          -----------------------
Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of any of the terms, representations, warranties, covenants, rights or remedies set forth in the Agreement, except as specifically set forth herein.

     2.   Exchange Rights.  A new Section 1.10 shall be added to the Agreement.
          ---------------
Such new Section 1.10 shall read in its entirety as follows:

     "1.10  EXCHANGE RIGHTS.  Holders of Class A Shares shall initially have the
            ---------------
right to exchange each Class A Share held into one share of fully paid and non-assessable Microsoft Common Shares, par value $.000025 ("Microsoft Common Shares"). The right to exchange and the exchange ratio is subject to the following rights, adjustments and limitations:

     1.10.1  VOLUNTARY EXCHANGE.  Any share of Class A Shares may, at the option
             ------------------
of the holder, be exchanged at any time prior to the end of fifty one months after the Effective Time. Upon satisfaction of the procedures identified in
Section 1.10.6, the Company shall, or shall cause Microsoft to, exchange each share of Class A Shares for, at the Company's election or Microsoft's or such other person's election as appropriate, either (i) such number of Microsoft Common Shares as are equal to the product obtained by multiplying the Class A Exchange Rate (as defined herein) in effect at the time the exchange procedure is initiated in accordance with Section 1.10.6, by the number of shares of Class A Shares being exchanged; or (ii) an amount in immediately available funds equal to the Current Market Value of the Microsoft Common Shares issuable upon exchange of the Class A Shares (taking into account the Class A Exchange Rate then in effect) (the "Cash Equivalent Amount"). In the event that the Company shall cause Microsoft to exchange pursuant to the above sentence, then Microsoft shall acquire the Class A Shares delivered by the holder pursuant to this Section.

     The "Current Market Value" of Microsoft Common Shares shall be the closing price as publicly reported by the Nasdaq Stock Market as of 4:00 p.m. (Eastern time) as of the date on which the Exchange Notice is received by the Secretary as provided for in Section 1.10.6.

     1.10.2  CLASS A EXCHANGE RATE.  The exchange rate (the "Class A Exchange
             ---------------------
Rate") shall initially be 1.0 Microsoft Common Share for each Class A Share and shall be subject to adjustment as provided in this Section 1.10.

     1.10.3  ADJUSTMENTS TO CLASS A EXCHANGE RATE UPON SPECIAL EVENT.  Upon the
             -------------------------------------------------------
happening of a Special Event (as defined below) after the Effective Time, the Class A Exchange Rate shall, simultaneously with the happening of such Special Event, be adjusted by multiplying the then effective Class A Exchange Rate by a fraction, the numerator of which shall be the number of Microsoft Common Shares outstanding immediately after such Special Event and the denominator of which shall be the number of Microsoft Common Shares outstanding immediately prior to such Special Event, and the product so obtained shall thereafter be the Class A Exchange Rate. The Class A Exchange Rate, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Special Event or Events.

     "Special Event" shall mean (i) the issue of additional Microsoft Common Shares as a dividend or other distribution on outstanding Microsoft Common Shares, (ii) a subdivision or split of outstanding Microsoft Common Shares into a greater number of Microsoft Common Shares, or (iii) a combination of outstanding Microsoft Common Shares into a smaller number of Microsoft Common Shares.

     1.10.4  CAPITAL REORGANIZATION OR RECLASSIFICATION.  If the Microsoft
             ------------------------------------------
Common Shares issuable upon the exchange of Class A Shares shall be changed into the same or a different number of shares of any class or classes of shares, whether by capital reorganization, reclassification, merger, consolidation or otherwise (other than a Special Event provided for elsewhere herein) (collectively referred to as a "Reorganization"), then and in each such event the holder of each Class A Share shall have the right thereafter to exchange each Class A Share into the kind and amount of shares and other securities and property receivable upon such Reorganization, as a holder of a Microsoft Common Share immediately prior to such Reorganization.

     1.10.5  COMPANY'S CERTIFICATE AS TO ADJUSTMENTS.  In each case of an
             ---------------------------------------
adjustment or readjustment of the Class A Exchange Rate after the Effective Time, the Company and Microsoft will furnish each holder of Class A Shares with a certificate, prepared by the Company in conjunction with Microsoft, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

     1.10.6  EXERCISE OF EXCHANGE RIGHT AND PROCEDURE FOR EXCHANGE.  To exercise
             -----------------------------------------------------
its exchange right, a holder of Class A Shares shall surrender to the Secretary of the Company, or other person designated by the Company, the certificate or certificates (each a "Certificate") representing the Class A Shares being exchanged, duly endorsed, and accompanied by a written notice (the "Exchange Notice") that such holder elects to exchange such shares. The exchange shall be deemed effective on the day the Certificate and Exchange Notice are received by the Secretary of the Company, or other person designated by the Company. Thereafter, the rights of the holder in the Class A Shares shall cease and the holder (or such other person or persons in whose name or names the Cash Equivalent Amount or any certificate or certificates for Microsoft Common Shares shall be issuable upon such exchange) shall be deemed to have become the holder or holders of record of the Microsoft Common Shares represented thereby (unless the Company shall elect to pay the Cash Equivalent Amount in the exchange, in which event the holder shall be deemed to have a claim against the Company for the Cash Equivalent Amount).

     1.10.7  PAYMENT IN ABSENCE OF COMPANY EXERCISE OF CALL RIGHTS.  The Company
             -----------------------------------------------------
OR Microsoft shall, within three (3) business days after the Secretary receives the Exchange Notice, cause to be delivered to the holder of Class A Shares being exchanged one or more certificates for Microsoft Common Shares issuable upon the exchange of such Class A Shares or the payment of the Cash Equivalent Amount in immediately available funds as provided for in Section 1.10.1.

     1.10.8  FRACTIONAL SHARES.  No fractional Microsoft Common Shares shall be
             -----------------
issued upon the exchange of Class A Shares. In lieu of such issuance, all Microsoft Common Shares issued to the holders of Class A Shares pursuant to the terms of these Articles shall be rounded to the closest whole Microsoft Common Share.

     1.10.9  PARTIAL EXCHANGE.  In the event some but not all of the Class A
             ----------------
Shares represented by a Certificate or Certificates surrendered by a holder are exchanged, the Company shall execute and deliver to the holder a new certificate representing the number of Class A Shares that were not exchanged.

     1.10.10  INTENDED THIRD-PARTY BENEFICIARIES.  Microsoft and the Company
              ----------------------------------
further acknowledge and agree that the Exchange Rights described in this Section
1.10 are expressly intended to benefit the holders of Class A Shares (as defined in the Amended and Restated Articles of Incorporation of the Company to be filed in connection with the consummation of the Recapitalization) of the Company (the "Beneficiaries"). The Exchange Rights shall inure to the benefit of the Beneficiaries as intended third-party beneficiaries and shall be enforceable by the Beneficiaries at law or in equity."

     3.   Amendment.  The terms of this Amendment may not be modified or
          ---------
amended, or any provisions hereof waived, temporarily or permanently, except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that the terms of Section 2 may not be modified or amended except with the written consent of the holders of a majority in interest of the then-remaining holders of Class A Shares (those Beneficiaries still holding Class A Shares).

     4.   Miscellaneous.  Subject to Section 11 above and to the restatement of
          -------------
Section 9.1 pursuant to the next sentence, the provisions of Article 9 of the Agreement shall apply to this Amendment in their entirety. Section 9.1 shall be amended to read in its entirety as follows, with defined terms given the meanings ascribed to them in this Amendment:

     "9.1 ENTIRE AGREEMENT.
          ----------------

     The Agreement, the Amendment, and the exhibits and schedules delivered pursuant to the Agreement, and any confidentiality agreement between the parties, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of the Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter."

                      SIGNATURE PAGE--FIRST AMENDMENT TO
                    AGREEMENT AND PLAN OF RECAPITALIZATION


     IN WITNESS WHEREOF, Microsoft, the Company, and the Principal Shareholders have executed this Amendment as of the date first written above.

MICROSOFT CORPORATION         COMPANY

By:     ____________________  By:     ____________________
Title:  ____________________  Title:  ____________________


PRINCIPAL SHAREHOLDERS

____________________________  ______________________________
Stephen G. Perlman            Philip Y. Goldman

____________________________
Bruce A. Leak

                                                                     APPENDIX E

                                  CERTIFICATE

                                      OF

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                             WEBTV NETWORKS, INC.

  The undersigned hereby certify that:

    1. They are the President and Secretary, respectively, of WebTV Networks, Inc., a California corporation.

    2. Pursuant to Section 910 of the California General Corporation Law, the Articles of Incorporation of WebTV Networks, Inc. are amended and restated in its entirety to read as follows:

                                   ARTICLE I

                                     Name

  The name of this corporation is WebTV Networks, Inc. (the "COMPANY").

                                  ARTICLE II

                                    Purpose

  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

                                Capital Shares

  3.1 Authorized Shares. The total number of capital shares which the Company
shall have authority to issue is     shares, which shall consist of     shares
of Class A Shares, $.01 par value per share ("CLASS A SHARES") and    shares
of Class B Shares, $.01 par value per share ("CLASS B SHARES"). Effective upon the filing of these Articles of Incorporation: (i) each outstanding share of preferred stock of the Company shall be converted, automatically and without further action of the holder thereof, into the right to receive $13.686 per share (determined on an as-if-converted to common stock basis), on the terms and conditions set forth in that certain Agreement and Plan of Recapitalization dated April 5, 1997, as amended by the First Amendment thereto dated as of July 16, 1997, by and among the Company, Microsoft Corporation and certain shareholders of the Company (together the "Recapitalization Agreement"), and (ii) each outstanding share of common stock of the Company (other than shares held by persons exercising dissenters' rights in connection with the transactions contemplated by Recapitalization Agreement in accordance with Chapter 13 of the California General Corporation Law, except as otherwise provided in the Recapitalization Agreement) shall be converted, automatically and without further action of the holder thereof,
into      Class A Shares of the Company.

  3.2 Terms of Class A Shares and Class B Shares.

  The Class A Shares and Class B Shares shall have the following rights, privileges, restrictions and conditions.

  3.2.1 Dividends.

    (a) The Board of Directors may declare in its discretion from time to time, and the Company shall pay, dividends out of the assets of the Company properly available to the payment of dividends; provided that, so long as any share of either class is outstanding, any dividend that shall be declared and paid with respect to each share of Class A Shares and Class B Shares shall be identical in amount and character.

    (b) Such dividends shall have record and payment dates as may be determined in the discretion of the Board of Directors, subject to compliance with the requirements of Section 3.2.5.

  3.2.2 Liquidation

    In the event of the liquidation, dissolution or winding-up of the Company or other similar distribution of assets of the Company including the filing of a petition for involuntary liquidation or other proceeding in bankruptcy, of the Company (collectively, a "LIQUIDATION"), the Company shall pay to the holders of the Class A Shares and the Class B Shares from the assets of the Company available for distribution, for each Class A Share or Class B Share outstanding on the effective date ("LIQUIDATION DATE") of such Liquidation, an amount that, with respect to each share of Class A Shares and Class B Shares, is identical in amount and character. The Company shall immediately give notice to Microsoft Corporation ("MICROSOFT") of any proposed Liquidation and shall also comply with the notice to shareholders requirements of Section 3.2.5.

  3.2.3 Company Voting Rights.

    The holders of the Class A Shares and Class B Shares shall be entitled to vote for directors and such other matters as may be submitted to the shareholders. Except to the extent required by applicable law, each Class A Share shall have one (1) vote per Class A Share. Each Class B Share shall have ten (10) votes per Class B Share. Except to the extent required by applicable law, the Class A Shares and Class B Shares shall vote as one class. Each holder of Class A Shares and Class B Shares shall be entitled to receive notice of, and to attend, any meetings of shareholders of the Company.


  3.2.4 Class Call Right of the Company.


    The Company shall have the right to acquire all, but not less than all, outstanding Class A Shares (the "Class Call"), either for Microsoft Common Shares, or for the Cash Equivalent Amount (as defined in the Recapitalization Agreement), upon delivery of an irrevocable written notice by the Company to the holders of Class A Shares at any time during the period commencing five years and six months after the Effective Date and ending six years after the Effective Date. The Company's right to acquire the Class A Shares pursuant to this paragraph may be effected without any further action by the holders of the Class A Shares. The Company may, as a condition to payment require holders of the Class A Shares to surrender the Certificates representing the Class A Shares to the Company or its Secretary. In settlement of its obligations under this Section 3.2.4, the Company shall deliver to each holder of Class A Shares such number of Microsoft Common Shares as are equal to the product obtained by multiplying the Class A Exchange Rate (as defined in the Recapitalization Agreement) in effect at the time the Company shall deliver its written notice to the holders of Class A Shares of its election to exercise the Class Call by the number of shares of Class A Shares then held by such holder.

    3.2.5 Notices to Shareholders. The Company shall provide each holder of Class A Shares written notice of (1) adoption of a plan of Liquidation by the Company; (2) declaration of a dividend record date by the Company; (3) exercise of call rights by the Company pursuant to Section 3.2.4, in each case specifying a date for the taking of the foregoing actions not more than sixty (60) and not less than fifteen (15) days prior thereto. Any notice required by this Article III shall be sent by first class mail to the address of each holder of Class A Shares on the stock records of the Company as maintained by the Secretary.

    3.2.6 Payments to Shareholders.

    Whenever required by this Article III, the Company shall pay or deliver, or cause Microsoft or another person to pay or deliver, the dollar amounts or certificates representing the Microsoft Common Shares specified by this
  Article III (collectively, the "CONSIDERATION"). The Company's obligations hereunder shall be satisfied by delivering, or causing Microsoft or another person to deliver, to each holder, at the address of the holder recorded in the securities register of the Company for the Class A Shares or Class B Shares, the Consideration. On and after receipt of a notice of exercise of the Company's call rights under

  Section 3.2.4, the holders of the Class A Shares shall cease to be holders of such Class A Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the Consideration payable to them. In the event of any Liquidation or exercise of the Company's rights pursuant to Section 3.2.4, the Company shall have the right to deposit or cause to be deposited the Consideration payable in respect of the Class A Shares represented by Certificates that have not at such date been surrendered by the holders thereof in a custodial account with any national bank or trust company. Upon such deposit being made, the rights of the holders of Class A Shares after such deposit shall be limited to receiving their proportionate part of the Consideration (less any tax required to be deducted and withheld therefrom) for such Class A Shares so deposited, against presentation and surrender of the said Certificates held by them, respectively, in accordance with the foregoing provisions.

    3.2.7 Rights Reserved to Class B Shares.

    Except as specifically provided in this Article III, the holders of the Series B Shares shall be entitled to all residual rights in the Company.

    3.2.8 Amendment and Approval.

    Any amendment of the rights, privileges, restrictions and conditions applicable to the Class A Shares shall require the approval of the holders of a majority of the Class A Shares of the Company.

    3.2.9 No Reissuance.

    In the event any Class A Shares or Class B Shares shall be reacquired by the Company (within the meaning of Section 510(d) of the California General Corporation Law), the shares so reacquired shall be canceled and shall not be issuable by the Company.

                                  ARTICLE IV

                            Limitation of Liability

  The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law as the same exists or may hereafter be amended.

                                   ARTICLE V

                                Indemnification

  The Company is authorized to provide indemnification of agents (as defined in Section 317 of the California General Corporation Law) for breach of duty to the Company and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law.

    3. The foregoing Restated Articles of Incorporation of the corporation have been duly approved by the Board of Directors of the corporation.

    4. The foregoing Restated Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the California General Corporation Law. The total number of
  outstanding shares of the corporation is       Common Shares, 1,510,533
  Series A Convertible Preferred Shares (entitled to vote 1,661581 shares), 6,316,705 Series B Convertible Preferred Shares, 6,316,705 Series C Convertible Preferred Shares, and 1,343,570 Series D Convertible Preferred Shares.

    5. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required for the amendment was: (i) more than fifty percent (50%) of the Common Shares and Series A, B, C, and D Convertible Preferred Shares voting together as a single class;
  (ii) more than fifty percent (50%) of the Series A, B, C and D Convertible Preferred Shares voting together as a single class; (iii) more than fifty percent (50%) of the Common Shares voting as a single class; and (iv) more than fifty percent (50%) of the Series A, B, and D Convertible Preferred Shares voting together as a single class.

                                          _____________________________________
                                          Stephen G. Perlman
                                          President

                                          _____________________________________
                                          Bruce A. Leak
                                          Secretary

  The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

  Executed in Palo Alto, California on    , 1997

                                          _____________________________________

                                          Stephen G. Perlman, President

                                          _____________________________________

                                          Bruce A. Leak, Secretary